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                                                                     Exhbit 10.2
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                          PLAN AND AGREEMENT OF MERGER

     PLAN AND AGREEMENT OF MERGER adopted this ___ day of May, 2001, between HPSC Bravo Funding, LLC, a Delaware limited liability company (the "DELAWARE LLC"), which shall be the surviving entity, and HPSC Bravo Funding Corp., a Delaware Corporation (the "DELAWARE CORPORATION"), which shall be the merged corporation.

     WHEREAS, the Delaware Corporation has an authorized capital stock consisting of 1,000 shares of common stock, $1.00 par value, 1000 shares of which are outstanding;

     WHEREAS, HPSC, Inc. owns one thousand shares of common stock of the Delaware Corporation;

     WHEREAS, HPSC, Inc. holds a 100% membership interest in the Delaware LLC;

     WHEREAS, the principal office of both the Delaware Corporation and the Delaware LLC is 60 State St., Suite 3520, Boston, Massachusetts 02109.

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, it is agreed by and between the parties hereto as follows:

     1. MERGER. On the Effective Date of the merger, HPSC Bravo Funding Corp., the Delaware Corporation, shall be merged into HPSC Bravo Funding, LLC, the Delaware limited liability company.

     2. EFFECTIVE DATE. A Certificate of Merger shall be filed by the Delaware LLC with the Secretary of State of the State of Delaware. This Plan and Agreement of Merger shall become effective immediately upon the filing by the Delaware LLC of the Certificate of Merger with the Secretary of State of the State of Delaware, the time of such effectiveness being hereinafter called the Effective Date.


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     3.  SURVIVING LIMITED LIABILITY COMPANY. The Delaware LLC shall survive the merger herein contemplated, shall continue to be governed by the laws of the State of Delaware, and shall continue to be called "HPSC Bravo Funding, LLC," and the separate entity existence of the Delaware Corporation, shall cease forthwith upon the Effective Date.

     4. LIMITED LIABILITY COMPANY AGREEMENT. The Limited Liability Company Agreement of the Delaware LLC shall not be amended under or pursuant to this Plan and Agreement of Merger and shall be the Limited Liability Company Agreement of the surviving company.

     5. CONVERSION OF OUTSTANDING STOCK. Forthwith upon the Effective Date, the one thousand shares of issued and outstanding stock of the Delaware Corporation and all rights in respect thereof shall be converted to a 100% interest in the Delaware LLC.

     6. BOARD OF MANAGERS. The members of the board of managers of the Delaware LLC shall be Rene Lefebvre, Richard L. Kenney, and Mark A. Ferrucci, each to serve until his successor is duly elected and qualified.

     7. TERMINATION. This Plan and Agreement of Merger may be terminated and abandoned by action of the board of managers of the Delaware LLC or by any director of the Delaware Corporation at any time before the Effective Date.


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     IN WITNESS WHEREOF, the Delaware LLC and the Delaware Corporation, pursuant to authority duly granted, have caused this Plan and Agreement of Merger to be executed as the respective act, deed, and agreement of each of such entities.

                                        HPSC BRAVO FUNDING, LLC
                                        a Delaware Limited Liability Company

                                        By: /s/ Richard L. Kenney
                                           -------------------------------------
                                           Richard L. Kenney, Manager





                                        HPSC BRAVO FUNDING CORP.
                                        a Delaware Corporation

                                        By: /s/ Rene Lefebvre
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                                           Rene Lefebvre, Vice President





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